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                                                                Exhibit 99.e (1)

                       ADDENDUM TO UNDERWRITING AGREEMENT
                           DATED MAY 16, 1995 BETWEEN
                          ARIEL DISTRIBUTORS, INC., AND
                 ARIEL INVESTMENT TRUST f/k/a ARIEL GROWTH FUND

For the services performed and the obligations assumed by Ariel Distributors, Inc., in respect to Ariel Fund, Ariel Appreciation Fund and Ariel Focus Fund, Ariel Distributors, Inc., shall be paid no more often than weekly a distribution service fee at the annual rate of 0.25% of the respective average daily net assets of such series.

Dated May 17, 2005


                                          ARIEL DISTRIBUTORS, INC.

                                          By: /s/ Mellody L. Hobson
                                              ---------------------------
                                          Its: Vice President
                                               --------------------------


                                          ARIEL INVESTMENT TRUST


                                          By: /s/ Mellody L. Hobson
                                              ---------------------------
                                          Its: President
                                               --------------------------